Exhibit (h)(3)





                                    FORM OF

                            THIRD PARTY FEEDER FUND

                                   AGREEMENT

                                     AMONG

                           [THIRD PARTY FUND COMPANY]

                               [FUND DISTRIBUTOR]

                                      AND

                          MASTER INVESTMENT PORTFOLIO


                                  dated as of

                           ___________________, 2000



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                               TABLE OF CONTENTS


ARTICLE I.      REPRESENTATIONS AND WARRANTIES..................................
        1.1     Trust...........................................................
        1.2     MIP.............................................................
        1.3     Distributor.....................................................

ARTICLE II.     COVENANTS.......................................................
        2.1     Trust...........................................................
        2.2     MIP.............................................................
        2.3     Reasonable Actions..............................................

ARTICLE III.    INDEMNIFICATION.................................................
        3.1     Trust...........................................................
        3.2     Distributor.....................................................
        3.3     MIP.............................................................

ARTICLE IV.     ADDITIONAL AGREEMENTS...........................................
        4.1     Access to Information...........................................
        4.2     Confidentiality.................................................
        4.3     Obligations of Trust and MIP ...................................

ARTICLE V.      TERMINATION, AMENDMENT..........................................
        5.1     Termination.....................................................
        5.2     Amendment.......................................................

ARTICLE VI.     GENERAL PROVISIONS..............................................
        6.1     Expenses........................................................
        6.2     Headings........................................................
        6.3     Entire Agreement................................................
        6.4     Successors......................................................
        6.5     Governing Law...................................................
        6.6     Counterparts....................................................
        6.7     Third Parties...................................................
        6.8     Notices.........................................................
        6.9     Interpretation..................................................
        6.10    Operation of the Fund...........................................
        6.11    Relationship of Parties; No Joint Venture, Etc. ................
        6.12    Use of Name.....................................................

Signatures
Schedule A
Schedule B


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                                   AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______________, 2000, by and among [THIRD PARTY FUND COMPANY], [A __________ BUSINESS TRUST] (the "Trust"), for itself and on behalf of its series set forth on Schedule A, the [FUND NAMES] (each, a Fund and collectively, the "Funds") [FUND DISTRIBUTOR] (the "Distributor"), [A _____________ CORPORATION], and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series set forth on Schedule B (each, a "Portfolio" and collectively, the "Portfolios").

                                   WITNESSETH

     WHEREAS, Trust and MIP are each registered under the Investment Company Act of 1940 (the "1940 Act") as open-end management investment companies;

     WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;

     WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for a beneficial interest in the corresponding Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

     1.1 Trust. Trust represents and warrants to MIP that:

            (a) Organization. Trust is a business trust duly organized, validly existing and in good standing under the laws of the [STATE OF ______], and the Funds are duly and validly designated series of Trust. Trust and each Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

            (b) Authorization of Agreement. The execution and delivery of this Agreement by Trust on behalf of the Funds and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of Trust's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by Funds, or the performance by Funds of their obligations hereunder. This Agreement when executed and delivered by Trust on behalf of the Funds shall constitute a legal, valid and binding obligation of Trust, enforceable against the Funds in accordance with

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         its terms. No meeting of, or consent by, shareholders of the Funds is necessary to approve or implement the Investments.

            (c) 1940 Act Registration. Trust is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company, and such registration is in full force and effect.

            (d) SEC Filings. Trust has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of the Funds' shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to the Funds were prepared to comply in all material respects in accordance with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Trust makes no representation or warranty hereunder with respect to information supplied by MIP or any service provider of MIP for use in Trust's SEC filings, including but not limited to any written information contained in MIP's current registration statement relating to the Portfolios.

            (e) Fund Assets. Each Fund currently intends on an ongoing basis to invest its Assets solely in the corresponding Portfolio, although it reserves the right to invest Assets in other securities and other assets and/or to redeem any or all units of the Portfolio at any time without notice.

            (f) Registration Statement. Trust has reviewed MIP's and the Portfolios' most recent registration statement on Form NlA, as filed with the SEC.

            (g) Insurance. Trust has in force an errors and omissions liability insurance policy insuring the Funds against loss up to [$______] million for negligence or wrongful acts.

     1.2 MIP. MIP represents and warrants to Trust that:

            (a) Organization. MIP is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and the Portfolios are duly and validly designated series of MIP. MIP and each Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

            (b) Authorization of Agreement. The execution and delivery of this Agreement by MIP on behalf of the Portfolios and the conduct of business contemplated hereby have been duly authorized by all

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         necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolios, or the performance by the Portfolios of their obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of the Portfolios shall constitute a legal, valid and binding obligation of MIP and the Portfolios, enforceable against MIP and the Portfolios in accordance with its terms. No meeting of, or consent by, interestholders of the Portfolios is necessary to approve the issuance of the Interests (as defined below) to the Funds.

            (c) Issuance of Beneficial Interest. The issuance by MIP of beneficial interests in the Portfolios ("Interests") in exchange for the Investments by the corresponding Funds of their Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.

            (d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

            (e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings, as defined herein, relating to the Portfolios required to be filed with the SEC under the Securities Laws. Interests in Portfolios are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in the Portfolios are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states and other jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolios comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) Tax Status. Each Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

            (g) Taxable and Fiscal Year. The taxable and fiscal year end of each Portfolio is [---------------].

            (h) Insurance. MIP has in force an errors and omissions liability insurance policy insuring the Portfolios against loss up to [$______] million for negligence and wrongful acts.

     1.3 Distributor. Distributor represents and warrants to MIP that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this

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Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.

                                   ARTICLE II

                                   COVENANTS

     2.1 Trust. Trust covenants that:

            (a) Advance Review of Certain Documents. Trust will furnish MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of the Funds' registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least five (5) business days prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Trust will furnish or will cause to be furnished to MIP at least three (3) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or the Portfolios and that was not previously approved by MIP. Trust agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable to Trust for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in the Portfolios' 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither the Funds nor Distributor will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.

            (b) SEC and Blue Sky Filings. Trust will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Funds' shares, any meetings of its shareholders, and its registration as a series of an investment company. Trust will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Funds are or will be noticed for sale ("State Filings"). The Funds' SEC Filings will be prepared in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer the Funds shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Funds' State Filings will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder.


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            (c) 1940 Act Registration. Trust will be duly registered as an open-end management investment company under the 1940 Act.

            (d) Tax Status. The Funds will qualify for treatment as regulated investment companies under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, except to the extent that a failure to so qualify may result from any action or omission of the corresponding portfolio or MIP.

            (e) Fiscal Year. Each Fund shall take appropriate action to adopt and maintain the same fiscal year end as the corresponding Portfolio (currently the last day of ____________).

            (f) Proxy Voting. If requested to vote on matters pertaining to MIP or Portfolio, a Fund will either seek instructions from its shareholders with regard to the voting of all proxies with respect to Portfolio's securities and vote such proxies only in accordance with such instructions, or vote the shares held by it in the same proportion as the vote of all other holders of Portfolio's securities; provided that the Fund will not be obligated to take such action if and to the extent the Fund obtains an exemption from Section 12(d)(1)(E)(iii)(aa) of the 1940 Act.

            (g) Compliance with Laws. Trust shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

     2.2 MIP. MIP covenants that:

            (a) Signature Pages. MIP shall promptly provide all required signature pages to Trust for inclusion in any SEC Filings of Trust, provided Trust is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Trust and Distributor acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Trust in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

            (b) Redemptions. Except as otherwise provided in this Section 2.2(b), redemptions of interests owned by a Fund will be effected in cash pursuant to Section 2.2(c). In the event a Fund desires to withdraw its entire Investment from a corresponding Portfolio, either by submitting a redemption request or by terminating this agreement in accordance with Section 5.1 hereof, Portfolio, at its sole discretion,

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         and in accordance with the 1940 Act and the rules and regulations thereunder, may effect such redemption "in kind" and in such manner that the securities delivered to Fund or its custodian approximate the Fund's proportionate share of Portfolio's net assets immediately prior to such redemption. In addition, in the event a Fund makes a redemption (or series of redemptions over any three consecutive business days) of an amount that exceeds 10% of Portfolio's net asset value, Portfolio, at its sole discretion, and in accordance with the 1940 Act and the rules and regulations thereunder, may effect such redemption "in kind" and in such manner that the securities delivered to the Fund or its custodian approximate the Fund's proportionate share of Portfolio's net assets immediately prior to such redemption. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by a Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

            (c) Ordinary Course Redemptions. Each Portfolio will effect its redemptions in accordance with the provisions of the 1940 Act and the rules and regulations thereunder. Except as described in Section 2.2(b), all redemptions will be effected in cash at the next determined net asset value after the redemption request is received in proper form. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by a Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

            (d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of the Portfolios' investors and its registration as an investment company and will provide copies of all such definitive filings to Trust. The Portfolios' SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (e) 1940 Act Registration. MIP will remain duly registered as an open-end management investment company under the 1940 Act.

            (f) Tax Status. Based upon applicable IRS interpretations and rulings and Treasury Regulations, each Portfolio will continue to be treated as a partnership for federal income tax purposes. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and
         (ii) the asset test imposed on regulated investment companies under
         Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect. MIP agrees to forward to Trust prior to the Funds' initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of the Portfolios and agrees that Trust and the Funds may rely upon such opinion or ruling during the term of this Agreement.

            (g) Securities Exemptions. Interests in the Portfolios have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.

            (h) Advance Notice of Certain Changes. MIP shall provide Trust with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in a Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains or should have obtained such knowledge, of any material change in a Portfolio's investment policies or activities, any material increase in a Portfolio's fees or expenses, or any change in a Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

            (i) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

     2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                  ARTICLE III

                                INDEMNIFICATION

     3.1 Trust

            (a) Trust agrees to indemnify and hold harmless MIP, the Portfolios and the Portfolios' investment adviser, and any director/trustee, officer, employee or agent of MIP, the Portfolio or Portfolios' investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                      (i) arise out of or are based upon any violation or
               alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Trust or by any of its trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Funds; or

                      (ii) arise out of or are based upon any untrue statement
               or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to the Funds, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to the Funds or by any service provider of MIP for use therein or for use by the Funds in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

            provided, however, that in no case shall Trust be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Trust in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Trust of such claim shall not relieve Trust from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

            (b) Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Trust elects to assume the defense, such defense shall be conducted by counsel chosen by Trust. In the event Trust elect(s) to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Trust shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Trust, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Trust that one or more legal defenses may be available to it that may not be available to Trust, in which case Trust shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. Trust shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust might otherwise have to Covered Persons.

     3.2 Distributor

            (a) Distributor agrees to indemnify and hold harmless MIP, the Portfolios and the Portfolios' investment adviser, and any director/trustee, officer, employee or agent of MIP, the Portfolios or Portfolios' investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                      (i) arise out of or are based upon any violation or
               alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Trust or Distributor or by any of its or their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Funds; or

                      (ii) arise out of or are based upon any untrue statement
               or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to the Funds, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to the Funds or by any service provider of MIP for use therein or for use by the Funds in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

            provided, however, that in no case shall Distributor be liable for Losses to the extent Trust pays the amount of such Losses to the Covered Person under Section 3.1(a) hereof, nor shall Distributor be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Distributor in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Distributor of such claim shall not relieve Distributor from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

            (b) Distributor will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by Distributor. In the event Distributor elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Distributor, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Distributor that one or more legal defenses may be available to it that may not be available to Distributor, in which case Distributor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Distributor might otherwise have to Covered Persons.

     3.3 MIP.

            (a) MIP agrees to indemnify and hold harmless Trust, the Funds, Distributor, and any affiliate providing services to Trust and/or the Funds, and any trustee/director, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                      (i) arise out of or are based upon any violation or
               alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents; or

                      (ii) arise out of or are based upon any untrue statement
               or alleged untrue statement of a material fact contained in any advertising or sales literature, or any other SEC Filing relating to the Portfolios, or any amendments to the foregoing (in this Section, collectively, the "Offering Documents") relating to the Portfolios, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

                      (iii) arise out of or are based upon any untrue statement
               or alleged untrue statement of a material fact contained in any Offering Documents relating to Trust or the Funds, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Funds by MIP for use therein or for use by the Funds in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A.

            provided, however, that in no case shall MIP be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, Portfolio's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

            (b) MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless
         (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

     4.1 Access to Information. Throughout the life of this Agreement, Trust and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

     4.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Funds' or Portfolios' respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Trust or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N1A as it relates to the Funds or Portfolios, respectively, and that such disclosure by Trust or MIP shall not require any additional consent from the other parties.

     4.3 Obligations of Trust and MIP. MIP agrees that the financial obligations of Trust under this Agreement shall be binding only upon the assets of the Funds, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Trust or the Funds, and in no case shall MIP or any covered person have recourse to the assets of any series of the Trust other than the Funds. Trust agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios and that, except to the extent liability may be imposed under relevant Securities Laws, Trust shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP or other classes or series of MIP.

                                   ARTICLE V

                             TERMINATION, AMENDMENT

     5.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit Trust's right to redeem all or a portion of its units of the Portfolios in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.

     5.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.3 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in a writing signed by all parties.

     6.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

     6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

     6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     6.7 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

               If to Trust:
               ----------------------
               ----------------------
               ----------------------


               If to Distributor:
               ----------------------
               ----------------------
               ----------------------


               If to MIP:

               Chief Operating Officer
               Master Investment Portfolio
               c/o Stephens Inc.
               111 Center Street
               Little Rock, AR  72201

     6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

     6.10 Operation of the Funds. Except as otherwise provided herein, this Agreement shall not limit the authority of the Funds, Trust or Distributor to take such action as they may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.

     6.11 Relationship of Parties; No Joint Venture, Etc. It is understood and agreed that neither Trust nor Distributor shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Trust or Distributor with the authority to bind such party.

     6.12 Use of Name. Except as otherwise provided herein or required by law (e.g., in Trust's Registration Statement on Form N-1A), neither Trust, the Funds nor Distributor shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Trust, the Funds or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Trust, the Funds or Distributor, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

[THIRD PARTY FUND COMPANY]
on behalf of itself and the
[FUND NAMES]


By:  _______________________________________
     Name:
     Title:


[DISTRIBUTOR]


By:  _______________________________________
     Name:
     Title:


MASTER INVESTMENT PORTFOLIO,
    on behalf of itself and [_____________]
    MASTER PORTFOLIOS


By:  _______________________________________
     Name:
     Title:

                                  SCHEDULE A

                                [________] FUNDS

                                [________] Fund
                                [________] Fund


Approved:  [________, 2000]

                                  SCHEDULE B

                          MASTER INVESTMENT PORTFOLIOS

                          [________] Master Portfolio
                          [________] Master Portfolio


Approved:  [________, 2000]